As filed with the Securities and Exchange Commission on August 26, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
JETBLUE AIRWAYS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	87-0617894
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
118-29 Queens Boulevard
Forest Hills, New York 11375
(Address of Principal Executive Offices) (Zip Code)
JETBLUE AIRWAYS CORPORATION 2002 STOCK INCENTIVE PLAN
JETBLUE AIRWAYS CORPORATION CREWMEMBER STOCK PURCHASE PLAN
(Full Title of the Plan(s))
James G. Hnat
Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary
118-29 Queens Boulevard
Forest Hills, New York 11375
(Name and Address of Agent for Service)
(718) 286-7900
(Telephone Number, including Area Code, of Agent for Service)
Copies to:
Doreen Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
(212) 848-7171
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum
		Offering Price	Proposed Maximum	Amount of
	Amount to be	per	Aggregate	Registration
Title of Securities to be Registered	Registered(1)	Share(2)	Offering Price(2)	Fee
JetBlue Airways Corporation 2002 Stock Incentive Plan Common Stock, $0.01 par value (3)	32,143,186 shares	$5.12	$164,573,112.32	$9,183.18
JetBlue Airways Corporation Crewmember Stock Purchase Plan Common Stock, $0.01 par value	15,954,739 shares	$5.12	$81,688,263.68	$4,558.21
	48,097,925 shares		Aggregate Registration Fee	$13,741.39

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the JetBlue Airways Corporation 2002 Stock Incentive Plan and the JetBlue Airways Corporation Crewmember Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act and is based upon the average of the high and low selling prices per share of the Registrant’s Common Stock on August 19, 2009, as reported by the Nasdaq Global Select Market.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
TO FORM S-8
     This Registration Statement relates to the registration of additional securities under the JetBlue Airways Corporation 2002 Stock Incentive Plan, as amended and restated (the “Incentive Plan”) and the JetBlue Airways Corporation Crewmember Stock Purchase Plan, as amended and restated (the “Purchase Plan” and, together with the Incentive Plan, the “Plans”). In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8, Commission File No. 333-86444, filed by the Registrant on April 17, 2002, and Commission File No. 333-129238, filed by the Registrant on October 25, 2005, with the Securities and Exchange Commission (the “Commission”) relating to the Plans are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
Explanatory Statement
     The shares of common stock of the Registrant, par value $0.01 per share (“Shares”), covered by this Registration Statement may be offered and sold under the Incentive Plan to officers, employees, directors, non-employee directors, consultants, advisors and independent contractors of the Registrant or any of its affiliates, and under the Purchase Plan to eligible employees of the Registrant. By the terms of the Incentive Plan, the number of Shares available for issuance under the Plan automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2003, by an amount equal to 4% of the total number of Shares outstanding on the last trading day in December of the immediately preceding calendar year. In no event may any such annual increase exceed 12,150,000 Shares. The Purchase Plan had a similar “evergreen” feature (by an amount equal to 3% of the total number of Shares outstanding on the last trading day in December of the immediately preceding calendar year) which feature was discontinued in 2008. This Registration Statement covers the registration of 32,143,186 Shares under the Incentive Plan and 15,954,739 Shares under the Purchase Plan, which may be issued from time to time.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel
     Not Applicable.
Item 8. Exhibits
     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith.

Exhibit No.	Name of Exhibit
4.1	Amended and Restated Certificate of Incorporation of JetBlue Airways Corporation (incorporated by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on July 25, 2008).

4.2	Fifth Amended and Restated Bylaws of JetBlue Airways Corporation (incorporated by reference to Exhibit 3.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on July 25, 2008).

4.3	JetBlue Airways Corporation Amended and Restated 2002 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on February 13, 2009).

5.1*	Opinion of Shearman & Sterling LLP.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page)

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of August, 2009.

JETBLUE AIRWAYS CORPORATION
By:	/s/ James G. Hnat
James G. Hnat
Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James G. Hnat and Eileen McCarthy, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing and power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David Barger	Chief Executive Officer and Director	August 26, 2009
David Barger	(principal executive officer)

/s/ Edward Barnes	Executive Vice President and Chief	August 26, 2009
Edward Barnes	Financial Officer (principal financial officer)

/s/ Donald Daniels	Vice President, Controller and	August 26, 2009
Donald Daniels	Chief Accounting Officer (principal accounting officer)

/s/ Peter Boneparth	Director	August 26, 2009
Peter Boneparth

/s/ David Checketts	Director	August 26, 2009
David Checketts

/s/ Robert Clanin	Director	August 26, 2009
Robert Clanin

/s/ Kim Clark	Director	August 26, 2009
Kim Clark

/s/ Christoph Franz	Director	August 26, 2009
Christoph Franz

/s/ Virginia Gambale	Director	August 26, 2009
Virginia Gambale

/s/ Stephan Gemkow	Director	August 26, 2009
Stephan Gemkow

/s/ Joel Peterson	Director	August 26, 2009
Joel Peterson

/s/ Ann Rhoades	Director	August 26, 2009
Ann Rhoades

/s/ Frank Sica	Director	August 26, 2009
Frank Sica

EXHIBIT INDEX

Exhibit No.	Name of Exhibit
4.1	Amended and Restated Certificate of Incorporation of JetBlue Airways Corporation (incorporated by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on July 25, 2008).

4.2	Fifth Amended and Restated Bylaws of JetBlue Airways Corporation (incorporated by reference to Exhibit 3.6 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on July 25, 2008).

4.3	JetBlue Airways Corporation Amended and Restated 2002 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s Form 10-K for the year ended December 31, 2008, filed on February 13, 2009).

5.1*	Opinion of Shearman & Sterling LLP.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages).

*	Filed herewith